As filed with the Securities and Exchange Commission on December 19, 2005

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Safeco Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-0742146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Safeco Plaza

4333 Brooklyn Avenue N.E.

Seattle, Washington 98185

(Address of principal executive offices, including zip code)

SAFECO 401(K)/PROFIT SHARING RETIREMENT PLAN

(Full title of the plan)

Stephanie Daley-Watson

Vice President, Associate General Counsel and Secretary

Safeco Corporation

Safeco Plaza

4333 Brooklyn Avenue N.E.

Seattle, Washington 98185

206-545-5000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value	4,000,000	$57.09	$228,360,000	$24,434.52

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

(1)	Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as a result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933. The Proposed Maximum Offering Price Per Share is estimated to be $57.09 based on the average of the high sales price $57.85 and the low sales price $56.33 for the Registrant’s Common Stock as reported by the Nasdaq National Market on December 13, 2005.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission (“SEC”) on March 3, 2005.

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, filed on May 6, 2005, August 4, 2005 and November 4, 2005; and the Registrant’s Current Reports on Form 8-K and 8-K/A, filed on January 6, 2005, February 7, 2005, February 18, 2005, March 30, 2005, March 31, 2005, April 6, 2005, April 11, 2005, May 6, 2005, May 12, 2005, June 22, 2005, July 26, 2005, August 15, 2005, August 17, 2005, August 31, 2005, September 28, 2005, October 12, 2005, November 10, 2005, December 5, 2005 and December 7, 2005.

(c)	The description of the Registrant’s Common Stock contained on Form 8-K filed with the SEC on May 10, 2002, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment that indicates that the securities offered have been sold or which deregister the securities covered here then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4. DESCRIPTION OF SECURITIES

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The opinion of counsel as to the legality of the securities that may be issued under the 401(k)/Profit Sharing Retirement Plan (the “Plan”) is given by Stephanie Daley-Watson, Vice President, Associate General Counsel and Secretary for the Registrant.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Washington Business Corporation Act, a corporation may indemnify directors against reasonable expenses for liability incurred in the defense of any proceeding to which such individuals were a party because of their position with the corporation. The director must have acted in good faith and reasonably believed that the conduct in the individual’s official capacity was in the best interests of the corporation and in all other cases that the conduct at least was not opposed to the corporation’s best interests. Indemnity is available for criminal proceedings if the individual had no reasonable cause to believe the conduct was unlawful. The Washington Business Corporation Act prohibits indemnification, however, in connection with any proceeding by or in the right of the corporation in which the individual is adjudged liable to the corporation or in connection with any other proceeding in which the individual was charged with and found liable for receiving an improper personal benefit. Washington law also provides for discretionary indemnification of officers. Under no circumstances, however, may any director or officer be indemnified for:

•	acts or omissions finally adjudged to be intentional misconduct or a knowing violation of the law;

•	conduct of a director or officer finally adjudged to be an unlawful distribution; or

•	any transaction with respect to which it was finally adjudged that the director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled.

The Registrant’s Bylaws provide this indemnification to directors and officers to the full extent of the law. This right to indemnification includes the right to advancement of expenses upon an undertaking by the director or officer to repay the expenses if it is later determined that such indemnitee was not entitled to indemnification. Under the Registrant’s Bylaws, this right to indemnification is a contract right. The Registrant’s Bylaws provide that it may maintain insurance to protect any director or officer against any loss, liability or expense whether or not the Registrant would have the power to indemnify such person against such loss, liability or expense under the Washington Business Corporation Act. The Registrant’s officers and directors are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses and liabilities arising from certain alleged “wrongful acts,” including alleged errors or misstatements and certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

Unless limited by the corporation’s articles of incorporation, Washington law requires indemnification if the director or officer is wholly successful on the merits of the action or otherwise. Any indemnification of a director in a derivative action must be reported to the shareholders in writing with or before notice of the next shareholders’ meeting. The Registrant’s Restated Articles of Incorporation do not limit indemnification if the director or officer is wholly successful on the merits of the action.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8. EXHIBITS

Exhibit Number	Description
5.1	Opinion of counsel regarding legality of the Common Stock being registered

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of counsel (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see signature page)

The Registrant undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. UNDERTAKINGS

A. The undersigned Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communication, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424, any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant, and the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant, and any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on the 19th day of December, 2005.

SAFECO CORPORATION

By:	/s/ Michael S. McGavick
Name:	Michael S. McGavick
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below authorizes Christine B. Mead and Stephanie Daley-Watson, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 19th day of December, 2005.

Signature	Title
/s/ Michael S. McGavick Michael S. McGavick	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Christine B. Mead Christine B. Mead	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Charles F. Horne, Jr. Charles F. Horne, Jr.	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Joseph W. Brown Joseph W. Brown	Director

/s/ Robert S. Cline Robert S. Cline	Director

/s/ Peter L.S. Currie Peter L.S. Currie	Director

/s/ Maria S. Eitel Maria S. Eitel	Director

/s/ Joshua Green III Joshua Green III	Director

/s/ G. Thompson Hutton G. Thompson Hutton	Director

/s/ Kerry Killinger Kerry Killinger	Director

/s/ Gary F. Locke Gary F. Locke	Director

/s/ William G. Reed, Jr. William G. Reed, Jr.	Director

Judith M. Runstad	Director

401(k)/Profit Sharing Retirement Plan

Pursuant to the requirements of the Securities Act of 1933, as amended, the persons who administer the 401(k)/Profit Sharing Retirement Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the city of Seattle, state of Washington, on the 19th day of December, 2005.

401(k)/Profit Sharing Retirement Plan

BY: Benefit Plans Investment and Administrative Committee

By:	/s/ Allie R. Mysliwy
Name:	Allie R. Mysliwy
Title:	Executive Vice President

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of counsel regarding legality of the Common Stock being registered

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of counsel (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see signature page)